Exhibit 99.1

Moelis & Company Reports Second Quarter and First Half 2022 Financial Results;

Repurchased 2.8 Million Shares During the First Half of 2022;

Declared Regular Quarterly Dividend of $0.60 Per Share

•
Second quarter GAAP revenues of $242.5 million; second quarter Adjusted revenues of $237.4 million, down 34% from the prior year period
•
First half GAAP revenues of $544.6 million; first half Adjusted revenues of $535.7 million, down 14% from the first half of 2021
•
GAAP net income of $0.56 per share (diluted) for the second quarter of 2022 and $1.49 per share (diluted) for the first half of 2022; Adjusted net income of $0.57 per share (diluted) for the second quarter of 2022 and $1.52 per share (diluted) for the first half of 2022
•
Second quarter 2022 Adjusted pre-tax margin of 24.9%; first half of 2022 Adjusted pre-tax margin of 27.3%
•
Continued to execute on organic growth strategy:
―
Added 19 Managing Directors year-to-date through internal development and key external hires
―
Includes two Managing Directors hired in the United States since our last earnings release; one with a focus on the Food & Beverage sector and the other to expand our M&A capabilities
•
Fortress balance sheet with cash and short term investments of $276.6 million and no debt or goodwill
―
During the second quarter, we repurchased 0.8 million shares of our common stock for a total cost of $34.9 million; during the first half of 2022, we repurchased 2.8 million shares for a total cost of $132.8 million
―
Year-to-date, through July 26, we have repurchased 3.0 million shares
―
Declared quarterly dividend of $0.60 per share

NEW YORK, July 27, 2022 – Moelis & Company (NYSE: MC) today reported financial results for the second quarter ended June 30, 2022. The Firm's second quarter 2022 GAAP revenues were $242.5 million as compared with $360.9 million in the prior year period. On an Adjusted basis, the Firm’s second quarter revenues of $237.4 million decreased 34% from a record in the prior year period. The Firm reported second quarter 2022 GAAP net income of $39.0 million, or $0.56 per share (diluted). On an Adjusted basis, the Firm reported net income of $43.2 million or $0.57 per share (diluted) for the second quarter of 2022, which compares with net income of $90.0 million or $1.19 per share (diluted) in the prior year period.

GAAP revenues for the first half of 2022 were $544.6 million. Adjusted revenues for the first half of 2022 were $535.6 million and represented a decrease of 14% from a record in the prior year period. GAAP net income for the period was $104.7 million, or $1.49 per share (diluted), as compared with $145.9 million, or $2.17 per share (diluted), in the first half of 2021. On an Adjusted basis, the Firm reported net income of $116.2 million, or $1.52 per share (diluted), in the first half of 2022, as compared with $166.1 million, or $2.21 per share (diluted), in the prior year period. GAAP and Adjusted net income in the first half of 2022 include net tax benefits of approximately $0.12 per share related to the settlement of share based awards.

"The second quarter marked another period of solid results for our firm. We continued to execute for our clients in a challenging operating environment as they turn to us for advice in these volatile and uncertain times. Looking ahead, I remain excited about our people, our market position and our ability to provide exceptional results for our clients and shareholders," said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 92% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 8% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s second quarter 2022 operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands except per share data)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Revenues	$242,520	$360,907	-33%	$237,444	$360,907	-34%
Income (loss) before income taxes	59,153	120,980	-51%	59,153	120,980	-51%
Provision (benefit) for income taxes	15,296	27,778	-45%	15,926	31,022	-49%
Net income (loss)	43,857	93,202	-53%	43,227	89,958	-52%

Net income (loss) attributable to noncontrolling interests	4,894	13,861	-65%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$38,963	$79,341	-51%	$43,227	$89,958	-52%
Diluted earnings (loss) per share	$0.56	$1.17	-52%	$0.57	$1.19	-52%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands except per share data)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Revenues	$544,608	$624,773	-13%	$535,652	$624,773	-14%
Income (loss) before income taxes	146,345	196,602	-26%	146,345	196,602	-26%
Provision (benefit) for income taxes	28,894	27,602	5%	30,102	30,485	-1%
Net income (loss)	117,451	169,000	-31%	116,243	166,117	-30%

Net income (loss) attributable to noncontrolling interests	12,773	23,130	-45%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$104,678	$145,870	-28%	$116,243	$166,117	-30%
Diluted earnings (loss) per share	$1.49	$2.17	-31%	$1.52	$2.21	-31%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned GAAP revenues of $242.5 million in the second quarter of 2022, as compared with $360.9 million in the prior year period. On an Adjusted basis, we earned revenues of $237.4 million in the second quarter of 2022, as compared with a record $360.9 million in the second quarter of 2021, representing a decrease of 34%. The decrease was primarily driven by fewer transaction completions as compared to the second quarter of 2021. This compares with a 22%1 decrease in the number of global completed M&A transactions in the same period.

For the first half of 2022, we earned GAAP revenues of $544.6 million, as compared with $624.8 million in the prior year period. On an Adjusted basis, we earned revenues of $535.7 million in the first half of 2022, as compared with a record $624.8 million in the first half of 2021, or a decrease of 14%.

We continued to execute on our strategy of organic growth and hiring senior talent. Since our last earnings release, we added two Managing Directors in the United States. One is focused on coverage of the Food & Beverage sector, and the second Managing Director will enhance our core M&A capabilities.

1 Source: Refinitiv as of July 13, 2022; includes all globally completed transactions greater than $100mm

We continue to identify bankers who will excel on our platform and have a robust pipeline of Managing Director hires.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Expenses:
Compensation and benefits	$140,092	$214,017	-35%	$140,092	$214,017	-35%
% of revenues	57.8%	59.3%		59.0%	59.3%
Non-compensation expenses	$40,229	$28,672	40%	$40,229	$28,672	40%
% of revenues	16.6%	7.9%		16.9%	7.9%
Total operating expenses	$180,321	$242,689	-26%	$180,321	$242,689	-26%
% of revenues	74.4%	67.2%		75.9%	67.2%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Expenses:
Compensation and benefits	$316,729	$370,516	-15%	$316,035	$370,491	-15%
% of revenues	58.2%	59.3%		59.0%	59.3%
Non-compensation expenses	$76,253	$63,596	20%	$76,253	$63,596	20%
% of revenues	14.0%	10.2%		14.2%	10.2%
Total operating expenses	$392,982	$434,112	-9%	$392,288	$434,087	-10%
% of revenues	72.2%	69.5%		73.2%	69.5%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $180.3 million for the second quarter and $393.0 million for the first half of 2022, respectively. On an Adjusted basis, operating expenses were $180.3 million for the second quarter of 2022, as compared with $242.7 million in the prior year period, and $392.3 million for the first half of 2022 as compared with $434.1 million in the prior year period. The decrease in operating expenses for both current year periods was primarily associated with lower compensation and benefits expenses as a result of lower revenues earned, partially offset by an increase in non-compensation expenses in both current year periods.

Compensation and benefits expenses on a GAAP basis were $140.1 million in the second quarter and $316.7 million in the first half of 2022, respectively. Adjusted compensation and benefits expenses were $140.1 million in the second quarter of 2022 as compared with $214.0 million in the prior year period, and $316.0 million in the first half of 2022 as compared with $370.5 million in the prior year period. The decrease in Adjusted compensation and benefits expenses is attributable to lower compensation and benefits expenses in 2022, associated with lower revenues earned as compared with the prior year period.

Non-compensation expenses on a GAAP and Adjusted basis were $40.2 million for the second quarter of 2022 as compared with $28.7 million for the prior year period. For the first half of 2022, GAAP and Adjusted non-compensation expenses were $76.3 million as compared with $63.6 million in the prior year period. The increase in non-compensation expenses is primarily attributed to increased client travel and transaction related expenses.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Other income (expenses)	$(3,046)	$2,762	N/M	$2,030	$2,762	-27%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2022	2021	2022 vs. 2021 Variance	2022	2021	2022 vs. 2021 Variance

Other income (expenses)	$(5,281)	$5,941	N/M	$2,981	$5,916	-50%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was expense of $3.0 million for the second quarter of 2022, as compared with income of $2.8 million in the prior year period. On an Adjusted basis, other income was $2.0 million, as compared with $2.8 million in the prior year period. In the second quarter of 2022, we recorded unrealized losses of $5.1 million from the mark-to-market impact on certain shares held. The economics of the $5.1 million in unrealized losses are included within Adjusted revenues. The adjustment did not impact our GAAP or Adjusted earnings per share.

For the first half of 2022, other income (expenses) on a GAAP basis was expense of $5.3 million as compared with income of $5.9 million in the prior year period. On an Adjusted basis, other income for the first half of 2022 was $3.0 million as compared with $5.9 million in the first half of 2021. For the first half of 2022, we recorded unrealized losses of $9.0 million from the mark-to-market impact on certain shares held. The economics of the $9.0 million in unrealized losses are included within Adjusted revenues and did not impact our GAAP or Adjusted earnings per share.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 92% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 8% of income is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the non-controlling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s second quarter 2022 operating result was taxed at our corporate effective tax rate of 26.9%, resulting in a net tax expense of $15.9 million.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of June 30, 2022, we held cash and liquid investments of $276.6 million and had no debt or goodwill on our balance sheet.

We remain committed to returning 100% of our excess capital to shareholders. The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.60 per share. The $0.60 per share will be paid on August 23, 2022 to common stockholders of record on August 8, 2022. In addition, during the quarter ended June 30, 2022, we repurchased 0.8 million shares of our common stock for a total cost of $34.9 million. During the first half of 2022, we repurchased 2.8 million shares for a total cost of $132.8 million. Following the end of the quarter through July 26, we have repurchased approximately 0.2 million additional shares for a total cost of $7.0 million.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, July 27, 2022, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our second quarter 2022 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-844-200-6205 (domestic) or 1-929-526-1599 (international) and using access code 512015. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-866-813-9403 (domestic) or + 44 204-525-0658 (international); the conference number is 086051.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters. The Firm serves its clients from 21 locations in North and South America, Europe, the Middle East, Asia and Australia. For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,”

“continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its Consolidated Financial Statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited due to the enforcement of non-compete provisions. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses are useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted other income (expenses) may exclude amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes, which are discussed below.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Investor Relations	Alyssa Castelli
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3802
investor.relations@moelis.com	m: +1 646 341 0048
alyssa.castelli@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues	$242,520	$360,907	$544,608	$624,773

Expenses
Compensation and benefits	140,092	214,017	316,729	370,516
Occupancy	6,267	6,689	12,077	14,384
Professional fees	5,570	5,802	9,885	11,801
Communication, technology and information services	10,108	8,216	18,887	16,875
Travel and related expenses	9,366	2,870	17,009	4,480
Depreciation and amortization	1,841	1,637	3,880	3,086
Other expenses	7,077	3,458	14,515	12,970
Total Expenses	180,321	242,689	392,982	434,112

Operating income (loss)	62,199	118,218	151,626	190,661
Other income (expenses)	(3,046)	2,762	(5,281)	5,941
Income (loss) before income taxes	59,153	120,980	146,345	196,602
Provision (benefit) for income taxes	15,296	27,778	28,894	27,602
Net income (loss)	43,857	93,202	117,451	169,000

Net income (loss) attributable to noncontrolling interests	4,894	13,861	12,773	23,130
Net income (loss) attributable to Moelis & Company	$38,963	$79,341	$104,678	$145,870

Weighted-average shares of Class A common stock outstanding
Basic	66,290,442	63,150,538	65,572,013	62,102,403
Diluted	69,811,979	67,554,777	70,171,256	67,147,825
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.59	$1.26	$1.60	$2.35
Diluted	$0.56	$1.17	$1.49	$2.17

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$242,520	$(5,076)	(a)	$237,444

Compensation and benefits	140,092	—		140,092
Other income (expenses)	(3,046)	5,076	(a)	2,030

Income (loss) before income taxes	59,153	—		59,153
Provision (benefit) for income taxes	15,296	630	(b)	15,926
Net income (loss)	43,857	(630)		43,227

Net income (loss) attributable to noncontrolling interests	4,894	(4,894)	(c)	—
Net income (loss) attributable to Moelis & Company	$38,963	$4,264		$43,227

Weighted-average shares of Class A common stock outstanding
Basic	66,290,442	5,940,806	(c)	72,231,248
Diluted	69,811,979	5,940,806	(c)	75,752,785
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.59			$0.60
Diluted	$0.56			$0.57

(a)

Reflects a reclassification of $5.1 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received in lieu of cash as partial payment for advisory services provided on certain transactions.

(b)	An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of approximately 26.9% for the period stated.
(c)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Three Months Ended June 30, 2021
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$214,017	$—		$214,017
Other income (expenses)	2,762	—		2,762

Income (loss) before income taxes	120,980	—		120,980
Provision (benefit) for income taxes	27,778	3,244	(a)	31,022
Net income (loss)	93,202	(3,244)		89,958

Net income (loss) attributable to noncontrolling interests	13,861	(13,861)	(b)	—
Net income (loss) attributable to Moelis & Company	$79,341	$10,617		$89,958

Weighted-average shares of Class A common stock outstanding
Basic	63,150,538	7,823,733	(b)	70,974,271
Diluted	67,554,777	7,823,733	(b)	75,378,510
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.26			$1.27
Diluted	$1.17			$1.19

(a)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $0.2 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.8%.

(b)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Six Months Ended June 30, 2022
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Revenues	$544,608	$(8,956)	(a)	$535,652
Compensation and benefits	316,729	(694)	(b)	316,035
Other income (expenses)	(5,281)	8,262	(a)(b)	2,981

Income (loss) before income taxes	146,345	—		146,345
Provision (benefit) for income taxes	28,894	1,208	(c)	30,102
Net income (loss)	117,451	(1,208)		116,243

Net income (loss) attributable to noncontrolling interests	12,773	(12,773)	(d)	—
Net income (loss) attributable to Moelis & Company	$104,678	$11,565		$116,243

Weighted-average shares of Class A common stock outstanding
Basic	65,572,013	6,203,531	(d)	71,775,544
Diluted	70,171,256	6,203,531	(d)	76,374,787
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.60			$1.62
Diluted	$1.49			$1.52

(a)

Reflects a reclassification of $9.0 million of other income to revenues related to unrealized losses from the mark-to-market impact on shares received in lieu of cash as partial payment for advisory services provided on certain transactions.

(b)	Reflects a reclassification of $0.7 million of other income to compensation and benefits expense associated with the enforcement of non-compete provisions.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate of 20.6% for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $9.6 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 27.1%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

	Six Months Ended June 30, 2021
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$370,516	$(25)	(a)	$370,491
Other income (expenses)	5,941	(25)	(a)	5,916

Income (loss) before income taxes	196,602	—		196,602
Provision (benefit) for income taxes	27,602	2,883	(b)	30,485
Net income (loss)	169,000	(2,883)		166,117

Net income (loss) attributable to noncontrolling interests	23,130	(23,130)	(c)	—
Net income (loss) attributable to Moelis & Company	$145,870	$20,247		$166,117

Weighted-average shares of Class A common stock outstanding
Basic	62,102,403	8,047,568	(c)	70,149,971
Diluted	67,147,825	8,047,568	(c)	75,195,393
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$2.35			$2.37
Diluted	$2.17			$2.21

(a)		Reflects a de minimis reclassification of other income to compensation and benefits expense associated with the forfeiture of fully-vested awards from the enforcement of non-compete provisions.
(b)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $20.2 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.8%.

(c)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.